CURO Group Holdings Corp. Reports
First Quarter 2023 Financial Results
Chicago, Illinois--May 10, 2023 - CURO Group Holdings Corp. (NYSE: CURO) (“CURO” or the “Company”), a tech-enabled, omni-channel consumer finance company serving consumers in the U.S. and Canada, today announced financial results for its first quarter ended March 31, 2023.

Highlights
•Net revenue increased 19.8% sequentially to $146.5 million
•Operating expenses declined 6.2% sequentially to $118.2 million, and $35.5 million and 23.1% year over year
•Gross loans receivables of $2.1 billion were slightly lower by 1.2% sequentially
•Net charge-off rate improved 326 bps sequentially to 11.5%, and 30 bps sequentially to 14.5% excluding the changes in the Direct Lending brands in Canada charge-off policies
•On May 9, 2023, finalized a $150.0 million term loan and a C$110.0 million non-recourse revolving warehouse facility
Our first quarter results highlight the emerging benefits of our business transformation and differentiated operating model,” said Doug Clark, Chief Executive Officer of CURO. “Subsequent to the quarter, we successfully raised over $230 million in gross capital, a key step to executing our plan to profitability and demonstrates continued access to capital markets and supportive lending partners. We also delivered results that were favorable relative to our guidance expectations, including solid revenue, well-managed operating expenses and stable credit quality. With a close eye on the various challenges presented by the macro environment, we will continue to execute on our business plan, support our customers and remain focused on generating long-term sustainable returns for our investors.”

Consolidated Summary Results

For the three months ended March 31, 2023, the Company had total revenue of $209.5 million compared with total revenue of $217.2 million sequentially, primarily driven by product mix shift. Net revenue was $146.5 million, an increase of $24.2 million, or 19.8% sequentially, primarily driven by a lower provision for loan loss expense related to the decrease in the net charge-off rate.

For the three months ended March 31, 2023, the Company had total operating expenses of $118.2 million, a decrease of $7.8 million, or 6.2%, sequentially. The decline reflected lower restructuring charges and operating expenses, in both cases related to store closures and headcount reductions in the U.S. and Canada. One-time restructuring charges recognized in the first quarter of 2023 and the fourth quarter of 2022 were $10.0 million and $13.1 million, respectively, representing $3.1 million of the sequential decrease.

Net loss of $59.5 million ($1.46 per share) for the three months ended March 31, 2023, compared with Net loss of $186.4 million ($4.60 per share) for the three months ended December 31, 2022. The $126.9 million improvement in Net loss in the first quarter of 2023 compared to the prior quarter was driven by a $24.2 million increase in net revenue quarter over quarter due to product mix shift, the decline in Provision for loan loss, a $7.8 million decrease in total Operating expenses related to store closures and restructuring activities completed in the fourth quarter of 2022 and the $145.2 million Goodwill impairment charge in the fourth quarter of 2022, with no such charge in the first quarter of 2023, partially offset by a $29.0 million Provision for income taxes to create a valuation allowance on U.S. deferred tax assets, and a $4.0 million increase in Interest expense.

Gross loans receivable of $2.1 billion at March 31, 2023 were slightly lower by 1.2% sequentially, primarily driven by a decrease of $55.2 million, or 6.9%, in Direct Lending Installment Loans, partially offset by an increase of $19.8 million, or 2.4%, in Canada POS Lending.
As of January 1, 2023, the Company adopted Accounting Standards Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments ("CECL"). This adoption resulted in a onetime pre-tax increase to our Allowance for loan losses of $135.2 million, which was recorded to opening Accumulated deficit and did not impact the Statement of Operations.

The Company's Net charge-off rate in the first quarter improved 326 bps, sequentially, to 11.5%, primarily driven by a change in our Direct Lending brands in Canada charge-off policies during the quarter, as part of the alignment of charge-off policies across the Company, as well as improved recoveries as a result of improvements to our credit collection processes. The Company's 91+ days delinquency ratio increased by 60 bps, sequentially, to 3.2% primarily driven by these policy changes.

	As of or for the Quarter Ended
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
Delinquency and Loss Ratios	2023	2022	2022	2022	2022
31-60 days delinquency ratio	1.8%	1.9%	2.5%	2.4%	2.1%
61-90 days delinquency ratio	1.5%	1.3%	1.5%	1.8%	1.9%
91+ days delinquency ratio	3.2%	2.6%	2.6%	2.0%	2.2%
Net charge-offs	11.5%	14.8%	13.2%	24.0%	23.2%

Funding and Liquidity

As of March 31, 2023, principal debt balances outstanding of $2.7 billion, which consisted of 65.5% of fixed rate or hedged variable rate debt and 34.5% of variable rate debt. We had $54.9 million of Cash and cash equivalents on the Consolidated Balance Sheet and available for general corporate purposes.

As of March 31, 2023, unrestricted cash and cash equivalents, together with $109.9 million in unused borrowing capacity and $140.1 million of unencumbered Gross loans receivable, provided approximately $303.6 million in available capital resources.

About CURO
CURO Group Holdings Corp. (NYSE: CURO) is a leading consumer credit lender serving U.S. and Canadian customers for over 25 years. Our roots in the consumer finance market run deep. We’ve worked diligently to provide customers a variety of convenient, easily accessible financial services. Our decades of diversified data power a hard-to-replicate underwriting and scoring engine, mitigating risk across the full spectrum of credit products. We operate a number of brands including Cash Money®, LendDirect®, Flexiti®, Heights Finance, Southern Finance, Covington Credit, Quick Credit and First Heritage Credit.
Conference Call
CURO will host a conference call to discuss these results at 8:30 a.m. Eastern Time on Wednesday, May 10, 2023. The live webcast of the call can be accessed at the CURO Investor Relations website at http://ir.curo.com/.
You may access the call at 1-833-953-2430 (1-412-317-5759 for international callers). Please ask to join the CURO Group Holdings call. A replay of the conference call will be available until May 17, 2023, at 5:00 p.m. Eastern Time. An archived version of the webcast will be available on the CURO Investors website for 90 days. You may access the conference call replay at 1-877-344-7529 (1-412-317-0088 for international callers). The replay access code is 1314764.
Final Results
The financial results presented and discussed herein are on a preliminary and unaudited basis; final unaudited data will be included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2023.

Table 1 - Consolidated Statements of Operations

(in thousands, unaudited)	Three Months Ended,
	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
	2023	2022	2022	2022	2022

Revenue
Interest and fees revenue	$179,437	$181,605	$180,515	$278,331	$264,956
Insurance and other income	30,036	35,593	33,605	26,073	25,240
Total revenue	209,473	217,198	214,120	304,404	290,196
Provision for losses	62,932	94,849	78,399	129,546	97,531
Net revenue	146,541	122,349	135,721	174,858	192,665
Operating Expenses
Salaries and benefits	64,805	66,067	53,413	82,427	79,729
Occupancy	11,672	12,114	12,827	17,507	17,037
Advertising	2,175	3,692	5,244	12,707	10,500
Direct operations	13,092	11,832	11,729	20,293	20,274
Depreciation and amortization	9,021	8,337	9,499	8,672	9,814
Other operating expense	17,433	24,002	23,645	18,787	16,377
Total operating expenses	118,198	126,044	116,357	160,393	153,731
Other expense (income)
Interest expense	58,943	54,978	50,149	42,193	38,341
Loss (income) from equity method investment	3,413	1,932	2,309	1,328	(1,584)
Goodwill impairment	—	145,241	—	—	—
Loss on extinguishment of debt	—	689	3,702	—	—
Loss (gain) on change in fair value of contingent consideration	2,728	—	(11,354)	4,014	(265)
Gain on sale of business	2,027	—	(68,443)	—	—
Total other expense	67,111	202,840	(23,637)	47,535	36,492
(Loss) income before income taxes	(38,768)	(206,535)	43,001	(33,070)	2,442
Provision (benefit) for income taxes	20,703	(20,142)	17,348	(6,990)	1,106
Net (loss) income	$(59,471)	$(186,393)	$25,653	$(26,080)	$1,336

Basic (loss) earnings per share	$(1.46)	$(4.60)	$0.63	$(0.65)	$0.03
Diluted (loss) earnings per share	$(1.46)	$(4.60)	$0.63	$(0.65)	$0.03

Weighted average common shares outstanding:
Basic	40,783	40,488	40,479	40,376	40,368
Diluted	40,783	40,488	40,835	40,376	41,308

Table 2 - Consolidated Balance Sheets

	As of
	Mar 31,	Dec 31,	Sep 30,	Jun 30,	Mar 31,
(in thousands, unaudited)	2023	2022	2022	2022	2022
ASSETS
Cash and cash equivalents	$54,935	$73,932	$45,683	$37,394	$60,209
Restricted cash	123,282	91,745	144,020	97,465	110,118
Gross loans receivable	2,062,829	2,087,833	1,894,427	1,592,815	1,628,568
Less: Allowance for loan losses	(259,959)	(122,028)	(102,743)	(90,286)	(98,168)
Loans receivable, net	1,802,870	1,965,805	1,791,684	1,502,529	1,530,400
Income taxes receivable	20,100	21,918	13,469	46,450	28,664
Prepaid expenses and other	47,295	53,057	65,167	25,370	40,112
Property and equipment, net	29,867	31,957	37,402	38,752	54,865
Investment in Katapult	20,502	23,915	25,848	28,157	29,484
Right of use asset - operating leases	54,597	61,197	64,683	64,602	114,305
Deferred tax assets	53,474	49,893	31,986	23,993	20,066
Goodwill	276,487	276,269	424,292	352,990	430,967
Intangibles, net	127,387	123,677	120,345	113,130	113,640
Other assets	10,991	15,828	12,774	8,558	9,535
Assets held for sale (1)	—	—	—	338,779	—
Total Assets	$2,621,787	$2,789,193	$2,777,353	$2,678,169	$2,542,365
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Accounts payable and accrued liabilities	$85,875	$73,827	$66,723	$81,423	$84,783
Deferred revenue	33,227	32,259	25,111	23,425	24,265
Lease liability - operating leases	55,468	62,847	66,370	67,339	120,593
Contingent consideration related to acquisition	18,128	16,884	15,770	30,354	26,687
Income taxes payable	—	—	—	4	—
Accrued interest	20,090	38,460	18,048	34,970	16,481
Liability for losses on CSO lender-owned consumer loans	—	—	—	—	7,166
Debt	2,627,263	2,607,314	2,449,316	2,189,431	2,090,085
Other long-term liabilities	10,552	11,736	11,563	12,146	13,679
Deferred tax liabilities	—	—	—	12,360	5,839
Liabilities held for sale (1)	—	—	—	111,137	—
Total Liabilities	$2,850,603	$2,843,327	$2,652,901	$2,562,589	$2,389,578
Total Stockholders' (Deficit) Equity	(228,816)	(54,134)	124,452	115,580	152,787
Total Liabilities and Stockholders' (Deficit) Equity	$2,621,787	$2,789,193	$2,777,353	$2,678,169	$2,542,365

(1) Assets held for sale and Liabilities held for sale represent the balance, as of June 30, 2022, for assets and liabilities, respectively, associated with the sale of the Legacy U.S. Direct Lending Business. The sale of the Legacy U.S. Direct Lending business closed in July 2022.

Table 3 - Consolidated Portfolio Performance

(in thousands, except percentages, unaudited)	Q1 2023	Q4 2022	Q3 2022	Q2 2022(1)	Q1 2022
Gross loans receivable (5)
Revolving LOC	$1,314,695	$1,284,515	$1,129,387	$1,128,372	$1,015,338
Installment loans	748,134	803,318	765,040	652,468	613,230
Total gross loans receivable	$2,062,829	$2,087,833	$1,894,427	$1,780,840	$1,628,568

Lending Revenue
Revolving LOC	$84,225	$81,170	$77,037	$96,582	$91,023
Installment loans	95,212	100,435	103,478	181,749	173,933
Total lending revenue	$179,437	$181,605	$180,515	$278,331	$264,956

Lending Provision
Revolving LOC	$30,106	$46,745	$41,787	$40,435	$37,447
Installment loans	31,139	46,442	33,510	86,484	57,435
Total lending provision	$61,245	$93,187	$75,297	$126,919	$94,882

NCOs (2) (6)
Revolving LOC	$17,953	$35,387	$30,907	$33,945	$34,372
Installment loans (5)	41,078	38,168	31,372	71,056	60,386
Total NCOs	$59,031	$73,555	$62,279	$105,001	$94,758

NCO rate (annualized) (2) (3) (5)
Revolving LOC	5.6%	11.6%	10.8%	12.8%	14.4%
Installment loans	21.5%	19.6%	17.6%	44.8%	38.8%
Total NCO rate	11.5%	14.8%	13.2%	24.0%	23.2%

ACL rate (4) (5) (6)
Revolving LOC	13.3%	6.1%	6.0%	6.7%	7.0%
Installment loans	11.3%	5.4%	4.6%	8.1%	5.5%
Total ACL rate	12.6%	5.8%	5.4%	6.7%	6.0%

31+ days past-due rate (4) (5)
Revolving LOC	5.5%	3.3%	4.1%	4.1%	3.7%
Installment loans	8.2%	9.6%	10.2%	9.2%	9.0%
Total past-due rate	6.5%	5.8%	6.6%	6.1%	5.8%

(1) Includes loan balances and activity classified as Held for Sale.
(2) NCOs presented above include $0.0 million, $0.0 million, $0.5 million, $10.3 million, and $5.0 million for the three months ended March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022, March 31, 2022, respectively, related to the purchase accounting fair value discount, which are excluded from provision.

(3) We calculate NCO rate as total quarterly NCOs divided by Average gross loans receivable; then we annualize the rate. The amount and timing of recoveries are impacted by our collection strategies, which are based on customer behavior and risk profile and include direct customer communications and the periodic sale of charged off loans.
(4) We calculate (i) Allowance for credit losses ("ACL") rate and (ii) 31+ days past-due rate as the respective totals divided by gross loans receivable at each respective quarter end.
(5) All balances in connection with the CSO program were disposed of on July 8, 2022 upon the completion of the divestiture of the Legacy U.S. Direct Lending business, as such these balances have been excluded from this amount.
(6) We adopted ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments on January 1, 2023, which requires us to estimate the lifetime expected credit loss on financial instruments. Our previous model required the recognition of credit losses when it was probable that a loss had been incurred.

Table 4 - Direct Lending Segment - Operating (Loss)/Income

(in thousands, unaudited)	Three Months Ended,
	Mar 31,	Dec 31,	Sep 30,	Jun 31,	Mar 31,
	2023	2022	2022	2022	2022

Total revenue	$169,368	$181,925	$186,409	$281,251	$269,887
Provision for losses	48,364	77,724	65,020	123,584	88,817
Net revenue	121,004	104,201	121,389	157,667	181,070
Total operating expenses	103,151	111,632	102,840	143,965	137,963
Segment operating (loss) income	$17,853	$(7,431)	$18,549	$13,702	$43,107

Table 5 - Direct Lending Segment - Portfolio Performance

(in thousands, except percentages, unaudited)	Q1 2023	Q4 2022	Q3 2022	Q2 2022(1)	Q1 2022
Gross loans receivable (5)
Revolving LOC	$461,443	$451,077	$439,117	$501,209	$473,562
Installment loans	748,133	803,318	765,041	652,467	613,231
Total gross loans receivable	$1,209,576	$1,254,395	$1,204,158	$1,153,676	$1,086,793

Lending Revenue
Revolving LOC	$49,092	$49,915	$52,461	$75,736	$72,368
Installment loans	95,212	100,435	103,478	181,747	173,934
Total lending revenue	$144,304	$150,350	$155,939	$257,483	$246,302

Lending Provision
Revolving LOC	$15,539	$29,620	$28,408	$34,472	$28,734
Installment loans	31,139	46,442	33,511	86,485	57,435
Total lending provision	$46,678	$76,062	$61,919	$120,957	$86,169

NCOs (2) (5)
Revolving LOC	$6,234	$26,715	$24,793	$30,408	$31,645
Installment loans	41,078	38,168	29,783	43,661	38,894
Total NCOs	$47,312	$64,883	$54,576	$74,069	$70,539

NCO rate (annualized) (2) (3) (5)
Revolving LOC	5.5%	23.8%	20.9%	25.0%	27.6%
Installment loans	21.5%	19.3%	16.7%	27.7%	25.3%
Total NCO rate	15.6%	20.9%	18.4%	26.5%	26.3%

ACL rate (4) (5) (6)
Revolving LOC	25.6%	8.4%	7.9%	9.3%	9.2%
Installment loans	11.3%	5.4%	4.6%	6.9%	4.4%
Total ACL rate	16.8%	6.5%	5.8%	7.9%	6.5%

31+ days past-due rate (4) (5)
Revolving LOC	8.4%	4.1%	5.1%	5.8%	5.8%
Installment loans	8.2%	9.6%	10.2%	9.7%	9.3%
Total past-due rate	8.3%	7.6%	8.3%	8.0%	7.8%

(1) Includes loan balances and activity classified as Held for Sale.
(2) NCOs presented above include $0.0 million, $0.0 million, $0.5 million, $10.3 million and $5.0 million for the three months ended March 31, 2023, December 31, 2022, September 30, 2022, June 30, 2022 and March 31, 2022, respectively, related to the purchase accounting fair value discount, which are excluded from provision.

(3) We calculate NCO rate as total quarterly NCOs divided by Average gross loans receivable, then we annualize the rate. The amount and timing of recoveries are impacted by our collection strategies, which are based on customer behavior and risk profile and include direct customer communications and the periodic sale of charged off loans.
(4) We calculate (i) ACL rate and (ii) 31+ days past-due rate as the respective totals divided by gross loans receivable at each respective quarter end.
(5) All balances in connection with the CSO program were disposed of on July 8, 2022 upon the completion of the divestiture of the Legacy U.S. Direct Lending Business, as such these balances have been excluded from this amount.
(6) We adopted ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments on January 1, 2023, which requires us to estimate the lifetime expected credit loss on financial instruments. Our previous model required the recognition of credit losses when it was probable that a loss had been incurred.

Table 6 - Canada POS Lending Segment - Operating Income/(Loss)

(in thousands, unaudited)	Three Months Ended,
	Mar 31,	Dec 31,	Sept 30,	Jun 30,	Mar 31,
	2023	2022	2022	2022	2022

Total revenue	$40,105	$35,273	$27,710	$23,154	$20,309
Provision for losses	14,568	17,125	13,378	5,963	8,714
Net revenue	25,537	18,148	14,332	17,191	11,595
Total operating expenses	15,047	14,412	13,519	16,427	15,768
Segment operating income (loss)	$10,490	$3,736	$813	$764	$(4,173)

Table 7 - Canada POS Lending Segment - Portfolio Performance

(in thousands, except percentages, unaudited)	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
Revolving LOC
Gross loans receivable	$853,253	$833,438	$690,270	$627,163	$541,776
Lending revenue	$35,133	$31,255	$24,575	$20,846	$18,655
Lending provision	$14,568	$17,125	$13,379	$5,963	$8,714
NCOs	$11,719	$8,672	$6,114	$3,537	$2,727
NCO rate (annualized) (1)	5.6%	4.4%	3.6%	2.4%	2.0%
ACL rate (2) (3)	6.7%	4.9%	4.8%	4.5%	5.1%
31+ days past-due rate (2)	3.9%	2.9%	3.6%	2.8%	1.8%
(1) We calculate NCO rate as total quarterly NCOs divided by Average gross loans receivable then we annualized the rate. The amount and timing of recoveries are impacted by our collection strategies, which are based on customer behavior and risk profile and include direct customer communications and the periodic sale of charged off loans.
(2) We calculate (i) ACL rate and (ii) 31+ days past-due rate as the respective totals divided by gross loans receivable at each respective quarter end.
(3) We adopted ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments on January 1, 2023, which requires us to estimate the lifetime expected credit loss on financial instruments. Our previous model required the recognition of credit losses when it was probable that a loss had been incurred.

Forward-Looking Statements
This press release contains forward-looking statements. These forward-looking statements include projections, estimates and assumptions about various matters, such as future financial and operational performance, including our belief in the benefits of our business transformation and differentiated operating model, our ability to execute on our plan to profitability and demonstrate continued access to capital markets and our ability to execute on our business plan, support our customers and remain focused on generating long-term sustainable returns for our investors. In addition, words such as “guidance,” “estimate,” “anticipate,” “believe,” “forecast,” “step,” “plan,” “predict,” “focused,” “project,” “is likely,” “expect,” "anticipate," “intend,” “should,” “will,” “confident,” variations of such words and similar expressions are intended to identify forward-looking statements. Our ability to achieve these forward-looking statements is based on certain assumptions, judgments and other factors, both within and outside of our control, that could cause actual results to differ materially from those in the forward-looking statements, including: risks relating to the uncertainty of projected financial and operational information and forecasts, including errors in our internal forecasts; our ability to manage growth; our dependence on third-party lenders to provide the cash we need to fund our loans and our ability to affordably access third-party financing; our level of indebtedness; the effects of competition on our business; our ability to attract and retain customers; global economic, market, financial, political or health conditions or events; actions of regulators and the impact of those actions on our business; our ability to successfully integrate acquired businesses; our ability to protect our proprietary technology and analytics and keep up with that of our competitors; disruption of our information technology systems that adversely affect our business operations; ineffective pricing of the credit risk of our prospective or existing customers; inaccurate information supplied by customers or third parties that could lead to errors in judging customers’ qualifications to receive loans; improper disclosure of customer personal data; failure of third parties who provide products, services or support to us; disruption to our relationships with banks and other third-party electronic payment solutions providers as well as other factors discussed in our filings with the Securities and Exchange Commission. These projections, estimates and assumptions may prove to be inaccurate in the future. These forward-looking statements are not guarantees of future performance and involve known and unknown risks and uncertainties that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. There may be additional risks that we presently do not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual future results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

Investor Relations:

Phone: 844-200-0342

Email: IR@curo.com

(CURO-NWS)